Exhibit 99.1

NEWCASTLE INVESTMENT CORP.
Contact:

Lilly H. Donohue
Director of Investor Relations
212-798-6118
Nadean Finke
Investor Relations
212-479-5295
Newcastle Announces First Quarter 2009 Results
First Quarter 2009 Financial Results
New York, NY, May 8, 2009 – Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended March 31, 2009, GAAP loss was $242.2 million or $4.59 per diluted share, compared to GAAP loss of $0.84 per diluted share for the quarter ended March 31, 2008.
The GAAP loss of $242.2 million consists of Operating Income (before impairments and net of preferred dividends) of $51.1 million plus other income of $13.8 million, less impairments of $307.1 million.
Recourse Debt Reduction and Modifications
In the first quarter, the Company decreased its non-agency recourse debt by $51 million and decreased its FNMA/FHLMC recourse debt by $125 million.
During the first quarter, the Company eliminated its exposure to “mark-to-market” recourse debt subject to margin calls on its non-FNMA/FHLMC (non-agency) investments. Furthermore, we eliminated our exposure to equity-related debt covenants with respect to our recourse financings. In return for these modifications, we pledged additional assets that were previously unlevered and agreed to a fixed repayment schedule through the end of 2010.
In April 2009, Newcastle entered into an Exchange Agreement, pursuant to which the Company agreed to exchange newly issued junior subordinated notes due 2035 in an initial aggregate principal amount of $101.7 million for $100 million in aggregate liquidation amount of our outstanding trust preferred securities. The new notes will accrue interest at a rate of 1.0% per year for a modification period (February 2009 through July 2010 unless we elect to terminate prior to this date), compared to the 7.574% interest rate that the Company was required to pay on the trust preferred securities, which were canceled as part of the transaction. Please review our Form 8-K for additional important details regarding this transaction.
Financing and Liquidity
Certain details regarding our liquidity, current financings and capital obligations are set forth below as of May 6, 2009:
•	Cash – We had unrestricted cash of $53.8 million. In addition, we had $34.3 million of restricted cash for reinvestment in our CDOs;
•
Margin Exposure – We have no financings subject to margin calls, other than one repurchase agreement with a face amount of $46.4 million which finances our FNMA/FHLMC investments and four interest rate swap agreements with an aggregate notional amount of $74.4 million;

•
Construction Loan Funding Commitment – We have an outstanding recourse funding commitment with respect to a commercial construction loan of $37.9 million (excluding commitments owned by our CDOs), subject to certain conditions to be met by the borrowers. This commitment is expected to be funded over the next 16 months; and

•
Recourse Financings – Substantially all of our assets, other than our FNMA/FHLMC investments, are currently financed with term debt subject to amortization payments, as opposed to short-term debt such as repurchase agreements, which could be subject to margin requirements or termination.

The following table compares the face amount of our recourse financings, excluding the trust preferred securities ($ in millions):

	May 6,	March 31,	December 31,
	2009	2009	2008
Recourse Financings
Non-FNMA/FHLMC (non-agency)
Real Estate Securities and Loans	$81	$83	$103
Manufacturing Housing Loans	19	20	51

Subtotal	100	103	154

FNMA/FHLMC Investments	46	48	173

Total Recourse Financings	$146	$151	$327

The following table summarizes the scheduled repayments of our non-agency recourse financings ($ in millions):

Scheduled Repayments
May 7, 2009 to June 30, 2009	$9
3rd Quarter 2009	13
4th Quarter 2009	24
1st Quarter 2010	26
2nd Quarter 2010	23
3rd Quarter 2010	3
4th Quarter 2010	2

Total Recourse Financings	$100

The following table summarizes our cash receipts in the first quarter 2009 from our CDO financings and their related coverage tests ($ in thousands):

			Interest
	Primary		Coverage
	Collateral		% Excess	Over Collateralization % Excess
	Type	Cash Receipts(1)	Mar 31, 2009(2)	Mar 31, 2009(2)	Original
CDO IV	Securities	$1,601	60.4%	1.0%	3.5%
CDO V	Securities	1,691	63.6%	2.3%	2.5%
CDO VI	Securities	608	256.5%	-5.4%	2.6%
CDO VII	Securities	160	214.6%	-9.1%	2.5%
CDO VIII	Loans	6,423	288.2%	0.2%	4.5%
CDO IX	Loans	5,541	225.6%	4.8%	8.1%
CDO X	Securities	4,453	55.4%	2.5%	8.3%

Total		$20,477

(1)
Represents net cash received from each CDO based on all of our interests in such CDO (including senior management fees). Cash receipts for the quarter-ended March 31, 2009 may not be indicative of cash receipts for subsequent periods. See forward-looking statements below for risks and uncertainties that could cause our cash receipts for subsequent periods to differ materially from these amounts.

(2)
Represents excess or deficiency under the applicable interest coverage or over collateralization tests. We generally do not receive cash flow from the CDO until the deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before March 31, 2009.

Book Value
Our GAAP book value decreased to $(49.95) per share, or $(2.6) billion at March 31, 2009, down from $(48.23) per share, or $(2.5) billion at December 31, 2008.
The following table compares Newcastle’s book value per share as of March 31, 2009 and December 31, 2008:

	March 31, 2009	December 31, 2008
Adjusted book value (1)	$18.69	$17.58
GAAP book value	$(49.95)	$(48.23)

(1)
Represents GAAP book value as if Newcastle had elected to measure all of its financial assets and liabilities at fair value under SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” Adjusted book value could only be realized if Newcastle were able to repurchase all of its outstanding debt at its estimated fair value, which would require significantly more liquidity than we currently possess.

For a reconciliation of operating income (loss) to operating income (before impairments and net of preferred dividends) and of GAAP book value to adjusted book value, please refer to the tables following the presentation of GAAP results.
Dividends
For the quarter ended March 31, 2009, Newcastle’s Board of Directors elected not to pay a common stock or preferred stock dividend. The Company decided to retain capital to further reduce recourse debt and for working capital purposes.
Investment Portfolio
Newcastle’s $5.9 billion investment portfolio (with a basis of $2.4 billion) consists of commercial, residential and corporate debt. During the quarter, the portfolio decreased by $259.7 million primarily as a result of principal repayments of $51.1 million, sales of $254.3 million and realized writedowns of $18.3 million, offset by purchases and fundings of a prior commitment of $64.2 million.

The following table describes our investment portfolio as of March 31, 2009 ($ in millions):

						Weighted
	Face	Basis	% of	Number of		Average
	Amount $	Amount $(1)	Basis	Investments	Credit(2)	Life (years) (3)
Commercial Assets
CMBS	$2,267	$707	29.3%	262	BB+	4.9
Mezzanine Loans	756	313	13.0%	23	66%	2.8
B-Notes	310	108	4.5%	11	60%	2.2
Whole Loans	100	69	2.9%	4	54%	2.2

Total Commercial Assets	3,433	1,197	49.7%			4.1

Residential Assets
MH and Residential Loans	533	381	15.8%	13,735	694	6.8
Subprime Securities	550	140	5.8%	120	B	4.3
Subprime Retained Securities & Residuals	81	6	0.3%	8	CC/650	2.3
Real Estate ABS	98	47	1.9%	26	BB+	7.6

	1,262	574	23.8%			5.5

FNMA/FHLMC Securities	49	49	2.0%	2	AAA	2.7

Total Residential Assets	1,311	623	25.8%			5.4

Corporate Assets
REIT Debt	633	382	15.9%	62	BB	4.6
Corporate Bank Loans	499	209	8.6%	14	CCC+	2.2

Total Corporate Assets	1,132	591	24.5%			3.6

Total/Weighted Average (4)	$5,876	$2,411	100.0%			4.3

(1)	Net of impairments.

(2)
Credit represents weighted average of minimum rating for rated assets, LTV (based on the appraised value at the time of purchase) for non-rated commercial assets, FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

(3)	The weighted average lives of our Mezzanine Loans, B-Notes and Whole Loans are based on the fully extended maturity dates.

(4)	Excludes operating real estate held for sale and loans subject to call option with a face amount of $11 million and $406 million, respectively.
Commercial Assets
We own $3.4 billion of commercial assets (with a basis of $1.2 billion), which includes CMBS, mezzanine loans, B-Notes and whole loans.
•
During the quarter, we purchased and funded a prior commitment totaling $44.8 million, sold $84.5 million, had principal repayments of $15.4 million and no realized writedowns for a net decrease of $55.1 million. We purchased one CMBS asset with a rating of “A.”

•	We had three securities or $14.3 million upgraded (from an average rating of AA to AAA) and 67 securities or $686.0 million downgraded (from an average rating of BBB to BB-).

CMBS portfolio ($ in thousands):

	Average
	Minimum		Face	Basis	% of	Delinquency	Principal	Average
Vintage(1)	Rating(2)	Number	Amount $	Amount $	Basis	60+/FC/REO(3)	Subordination(4)	Life (yr)
Pre 2004	BBB+	77	401,008	162,989	23.0%	2.2%	11.3%	3.7
2004	BB+	59	435,044	156,058	22.1%	1.3%	5.2%	5.0
2005	BBB-	50	567,890	94,539	13.4%	1.0%	5.5%	6.0
2006	BB	39	453,507	204,920	29.0%	0.5%	5.5%	3.4
2007	BB+	37	409,054	88,628	12.5%	1.4%	9.2%	6.2

TOTAL/WA	BB+	262	2,266,503	707,134	100.0%	1.2%	7.1%	4.9

(1)	The year in which the securities were issued.

(2)
Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

(3)	The percentage of underlying loans that are 60+ days delinquent, or in foreclosure or considered real estate owned (REO).

(4)	The percentage of the outstanding face amount of securities that is subordinate to our investments.
Mezzanine loans, B-Notes and whole loan portfolio ($ in thousands):

			Whole
	Mezzanine	B-Note	Loan	Total

Face Amount ($)	756,427	309,901	100,538	1,166,866
Basis Amount ($)	313,364	108,328	68,506	490,198

WA First $ Loan To Value (1)	55.3%	48.1%	0.0%	48.6%
WA Last $ Loan To Value (1)	66.1%	59.9%	54.4%	63.4%

Delinquency (%) (2)	5.3%	16.1%	0.0%	7.7%

(1)	Loan To Value is based on the appraised value at the time of purchase.

(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned.
Residential Assets
We own $1.3 billion of residential assets (with a basis of $0.6 billion), which includes manufactured housing loans (“MH”), residential loans, subprime securities and FNMA/FHLMC securities.
•
During the quarter, we purchased $6.5 million, sold $131.0 million, had principal repayments of $33.8 million and realized writedowns of $18.3 million for a net decrease of $176.6 million. We purchased one subprime ABS asset with a rating of “AAA.”

•	We had no ABS securities upgraded and 69 securities or $380.8 million downgraded (from an average rating of BBB- to B-).
Manufactured housing loan portfolios ($ in thousands):

				Weighted
				Average			Actual
	Face	Basis	% of	Loan Age	Original	Delinquency	Cumulative
Deal	Amount $	Amount $	Basis	(months)	Balance $	90+/FC/REO(1)	Loss to Date
Portfolio 1	185,895	122,174	37.3%	91	327,855	1.3%	4.3%
Portfolio 2	271,596	205,783	62.7%	120	434,743	1.0%	2.6%

TOTAL/WA	457,491	327,956	100.0%	108	762,598	1.1%	3.3%

(1)	The percentage of loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Subprime securities portfolio excluding our residuals and retained interests in our own securitizations ($ in thousands):
Security Characteristics:

	Average
	Minimum		Face	Basis	% of	Principal	Excess
Vintage(1)	Rating(2)	Number	Amount $	Amount $	Basis	Subordination(3)	Spread(4)
2003	BBB+	15	26,638	12,962	9.2%	20.0%	4.0%
2004	BB+	30	108,877	36,928	26.4%	12.8%	4.4%
2005	CCC+	46	205,900	35,851	25.6%	16.4%	5.2%
2006	CCC	19	143,224	28,549	20.4%	15.3%	4.4%
2007	BB-	10	64,882	25,854	18.4%	26.8%	4.5%

TOTAL/WA	B	120	549,521	140,144	100.0%	16.8%	4.7%

Collateral Characteristics:

	Average
	Loan Age	Collateral	3 Month	Delinquency	Cumulative
Vintage(1)	(months)	Factor(5)	CPR(6)	90+/FC/REO(7)	Loss to Date
2003	72	0.12	10.0%	12.6%	2.4%
2004	59	0.15	10.1%	17.1%	2.3%
2005	46	0.30	20.0%	30.3%	6.0%
2006	33	0.60	15.7%	32.8%	5.9%
2007	28	0.76	15.9%	31.6%	4.1%

TOTAL/WA	44	0.39	15.9%	27.7%	4.8%

(1)	The year in which the securities were issued.

(2)
Ratings provided above were determined by third party rating agencies as of March 31, 2009, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to our investments.

(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.

(5)	The ratio of original unpaid principal balance of loans still outstanding.

(6)	Three month average constant prepayment rate.

(7)	The percentage of underlying loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).
Residuals and retained securities
We own $80.4 million of retained securities with a basis of $5.4 million and residual interests with a basis of $0.9 million in two subprime portfolio securitizations from 2006 and 2007.
Corporate Assets
We own $1.1 billion of corporate assets (with a basis of $0.6 billion), including REIT debt and corporate bank loans.
•
During the quarter, we purchased $12.8 million, sold $38.8 million and had principal repayments of $1.9 million for a net decrease of $27.9 million. Our purchases primarily consisted of two REIT assets with a weighted average rating of “A-.”

•
We had one bank loan or $98.7 million upgraded (from an average rating of B to B+). We also had no REIT securities upgraded and 21 securities or $267.9 million downgraded (from an average rating of B to B-).

REIT debt portfolio ($ in thousands):

	Average
	Minimum		Face	Basis	% of
Industry	Rating(1)	Number	Amount $	Amount $	Basis
Retail	B+	19	222,835	121,632	31.8%
Diversified	BB-	14	151,463	78,845	20.6%
Office	BBB	12	130,219	92,627	24.2%
Multifamily	BBB	5	28,765	21,642	5.7%
Hotel	BBB-	4	37,220	23,475	6.1%
Healthcare	BBB-	4	36,600	25,563	6.7%
Storage	A-	1	5,000	4,214	1.1%
Industrial	BB	3	20,865	14,353	3.8%

TOTAL/WA	BB	62	632,967	382,351	100.0%

Corporate bank loan portfolio ($ in thousands):

	Average
	Minimum		Face	Basis	% of
Industry	Rating(1)	Number	Amount $	Amount $	Basis
Real Estate	CCC+	3	115,299	56,406	27.1%
Media	CCC+	2	112,000	22,770	11.0%
Retail	B-	1	98,688	45,347	21.8%
Resorts	BB-	1	76,505	43,417	20.9%
Restaurant	CCC	2	38,026	11,445	5.5%
Gaming	CC	3	29,557	5,192	2.5%
Transportation	NR	1	27,000	22,140	10.6%
Theatres	B	1	1,468	1,339	0.6%

TOTAL/WA	CCC+	14	498,543	208,055	100.0%

(1)
Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including the assignment of a “negative outlook” or “credit watch”) at any time.

Conference Call
Newcastle’s management will conduct a live conference call today, May 8, 2009, at 1:00 P.M. Eastern Time to review the financial results for the quarter ended March 31, 2009. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 243-2046 (from within the U.S.) or (706) 679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle First Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, May 15, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “97487463.”
About Newcastle
Newcastle Investment Corp. owns and manages a portfolio of diversified, credit sensitive real estate debt that is primarily financed with match funded debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global alternative asset manager. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Safe Harbor
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that the ongoing credit and liquidity crisis continues to cause downgrades of a significant number of our securities and recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.
Consolidated Statements of Operations
(dollars in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues
Interest income	$124,473	$132,894

	124,473	132,894

Expenses
Interest expense	60,544	89,375
Loan and security servicing expense	1,402	1,730
Provision for credit losses	1,907	2,505
General and administrative expense	1,626	1,592
Management fee to affiliate	4,491	4,597
Depreciation and amortization	72	72

	70,042	99,871

	54,431	33,023

Impairment
Other-than-temporary impairment	186,582	46,372
Loan impairment	120,526	20,326

	307,108	66,698

Operating Income (Loss)	(252,677)	(33,675)

Other Income (Loss)
Gain (loss) on sale of investments, net	(6,502)	6,526
Gain on extinguishment of debt	26,845	8,533
Other income (loss), net	(6,494)	(19,308)
Equity in earnings of unconsolidated subsidiaries	13	708

	13,862	(3,541)

Income (loss) from continuing operations	(238,815)	(37,216)
Income (loss) from discontinued operations	(33)	(3,688)

Net Income (Loss)	(238,848)	(40,904)
Preferred dividends	(3,375)	(3,375)

Income (loss) applicable to common stockholders	$(242,223)	$(44,279)

Net income (loss) per share of common stock
Basic	$(4.59)	$(0.84)

Diluted	$(4.59)	$(0.84)

Income (loss) from continuing operations per share of common stock, after preferred dividends
Basic	$(4.59)	$(0.77)

Diluted	$(4.59)	$(0.77)

Income from discontinued operations per share of common stock
Basic	$—	$(0.07)

Diluted	$—	$(0.07)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	52,807,232	52,780,319

Diluted	52,807,232	52,780,319

Dividends Declared per Share of Common Stock	$—	$0.250

Newcastle Investment Corp.
Consolidated Balance Sheets
(dollars in thousands, except share data)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Real estate securities, available for sale	$1,453,341	$1,668,748
Real estate related loans, net	698,269	843,212
Residential mortgage loans, net	391,853	409,632
Subprime mortgage loans subject to call option	399,288	398,026
Investments in unconsolidated subsidiaries	349	384
Operating real estate, held for sale	10,516	11,866
Cash and cash equivalents	56,730	49,746
Restricted cash	85,360	44,282
Receivables and other assets	38,333	47,727

	$3,134,039	$3,473,623

Liabilities and Stockholders’ Equity

Liabilities
CDO bonds payable	4,328,196	4,359,981
Other bonds payable	341,023	380,620
Repurchase agreements	130,898	276,472
Financing of subprime mortgage loans subject to call option	399,288	398,026
Junior subordinated notes payable (security for trust preferred)	100,100	100,100
Derivative liabilities	308,946	333,977
Due to affiliates	1,497	1,532
Accrued expenses and other liabilities	9,375	16,447

	5,619,323	5,867,155

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding	152,500	152,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 52,808,531 and 52,789,050 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	528	528
Additional paid-in capital	1,033,431	1,033,416
Dividends in excess of earnings	(3,511,251)	(3,272,403)
Accumulated other comprehensive income (loss)	(160,492)	(307,573)

	(2,485,284)	(2,393,532)

	$3,134,039	$3,473,623

Newcastle Investment Corp.
Reconciliation of Operating Income (Before Impairments and Net of Preferred Dividends)
(dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Operating Income (Loss)	$(252,677)	$(33,675)
Plus: Impairments	307,108	66,698
Less: Preferred dividends	(3,375)	(3,375)

Operating Income (Before Impairments and Net of Preferred Dividends)	$51,056	$29,648

Newcastle Investment Corp.
Reconciliation of GAAP Book Value to Adjusted Book Value
(dollars in thousands, except per share)
(Unaudited)

	Amount	Per Share
GAAP Book Value	$(2,637,784)	$(49.95)
Adjustments to Fair Value:
CDO Liabilities	3,501,401	66.30
Other Debt Obligations	123,520	2.34

Total Adjustments	3,624,921	68.64

Adjusted Book Value	$987,137	$18.69